As filed with the Securities and Exchange Commission on August 19, 2016

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

DXP Enterprises, Inc.

(Exact name of registrant as specified in its charter)

Texas	76-0509661
(State or other jurisdiction of incorporation or organization)	(I.R.S Employer Identification No.)

7272 Pinemont, Houston, Texas	77040
(Address of Principal Executive Offices)	(Zip Code)

DXP Enterprises, Inc. 2016 Omnibus Incentive Plan

(Full title of the plan)

Mac McConnell

Senior Vice President and Chief Financial Officer

7272 Pinemont

Houston, Texas 77040

Telephone: 713-996-4700

Copies to:

Brian P. Fenske

Norton Rose Fulbright US LLP

Fulbright Tower

1301 McKinney, Suite 5100

Houston, Texas 77010

Telephone: (713) 651-5557

Facsimile: (713) 651-5246

(Name, address, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.01 par value per share	500,000 shares	$29.71	$14,855,000	$1,496

(1)	Pursuant to Rule 416 under the Securities Act, as amended (the “Securities Act”), this registration statement on Form S-8 (the “Registration Statement”) also covers an additional indeterminable number of shares as may be necessary to adjust the number of shares being offered or issued pursuant to the plan as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rules 457(c) and 457(h) of the Securities Act, based upon the average of the high and low prices of Common Stock on August 17, 2016, as reported on NASDAQ, of $29.71.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified by Part I, Items 1 and 2, of Form S-8 have been or will be delivered to participants in the DXP Enterprises, Inc. 2016 Omnibus Incentive Plan, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act and the instructions to Form S-8. In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of the Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424(b) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.	Incorporation of Documents by Reference.

DXP Enterprises, Inc. (“DXP,” the “Company,” or the “Registrant”) hereby incorporates by reference into this Registration Statement the following documents and information previously filed with the Commission:

(i) Our Annual Report on Form 10-K for our fiscal year ended December 31, 2015, filed with the SEC on February 29, 2016.

(ii) Quarterly Reports on Form 10-Q filed on May 13, 2016 and August 15, 2016.

(iii) The Company’s Current Reports on Form 8-K filed on May 24, 2016, June 20, 2016 and July 11, 2016.

(iv) The description of the Company’s Common Stock contained in our Registration Statement on Form 8-A, filed with the SEC on October 9, 1996.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than Current Reports on Form 8-K furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K, including any exhibits included with such information, unless otherwise indicated therein), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in this Registration Statement or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.	Description of Securities.

Not applicable.

ITEM 5.	Interest of Named Experts and Counsel.

Not applicable.

ITEM 6.	Indemnification of Directors and Officers.

Section 8.101 of the TBOC provides that a corporation may indemnify any director or officer who was, is or is threatened to be named as a defendant or respondent in a proceeding because he is or was a director or officer, provided that the director or officer (i) conducted himself in good faith, (ii) reasonably believed (a) in the case of conduct in his official capacity, that his conduct was in the corporation’s best interests or (b) in all other cases, that his conduct was at least not opposed to the corporation’s best interests and (iii) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Subject to certain exceptions, a director or officer may not be indemnified if such person is found liable to the corporation or if such person is found liable on the basis that he improperly received a personal benefit. Under Texas law, reasonable expenses incurred by a director or officer may be paid or reimbursed by the corporation in advance of a final disposition of the proceeding after the corporation receives a written affirmation by the director or officer of his good faith belief that he has met the standard of conduct necessary for indemnification and a written undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined that the director or officer is not entitled to indemnification by the corporation. Texas law requires a corporation to indemnify an officer or director against reasonable expenses incurred in connection with a proceeding in which he is named a defendant or respondent because he is or was a director or officer if he is wholly successful in the defense of the proceeding.

Texas law also permits a corporation to purchase and maintain insurance or another arrangement on behalf of any person who is or was a director or officer against any liability asserted against him and incurred by him in such a capacity or arising out of his status as such a person, whether or not the corporation would have the power to indemnify him against that liability under Section 8.101 of the TBOC.

The Company’s Restated Articles of Incorporation, as amended, and Bylaws provide for indemnification of its officers and directors and the advancement to them of expenses in connection with proceedings and claims, to the fullest extent permitted under the TBOC. Such indemnification may be made even though directors and officers would not otherwise be entitled to indemnification under other provisions of the Company’s Bylaws.

The above discussion of the TBOC, the Company’s Restated Articles of Incorporation, as amended, and Bylaws is not intended to be exhaustive and is qualified in its entirety by such statute, the Restated Articles of Incorporation, as amended, and Bylaws, respectively.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and therefore is unenforceable.

ITEM 7.	Exemption from Registration Claimed.

Not Applicable.

ITEM 8.	Exhibits.

Exhibit No.	Exhibit Description

4.1	Form of Common Stock certificate (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-8 (Reg. No. 333-61953), filed with the Commission on August 20, 1998).

4.2	Restated Articles of Incorporation, as amended (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 (Reg. No. 333-61953), filed with the Commission on August 20, 1998).

4.3	Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-4 (Reg. No. 333-10021), filed with the Commission on August 12, 1996).

4.4	Amendment No. 1 to Bylaws of DXP Enterprises, Inc. (incorporated by reference to Exhibit A to the Company’s Current Report on Form 8-K, filed with the SEC on July 28, 2011 (File No. 000-21513; Film No. 11993858)).

5.1*	Opinion of Norton Rose Fulbright US LLP regarding legality of securities being registered

23.1*	Consent of Hein & Associates LLP, independent registered public accounting firm

23.2*	Consent of Grant Thornton LLP, independent registered public accounting firm

23.3*	Consent of Norton Rose Fulbright US LLP (contained in Exhibit 5.1)

24.1*	Power of Attorney (included as part of signature page to this Registration Statement)

99.1*	DXP Enterprises, Inc. 2016 Omnibus Incentive Plan

99.2*	Form of DXP Enterprises, Inc. Restricted Stock Award Agreement

*	Filed herewith.

ITEM 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 19, 2016.

DXP ENTERPRISES, INC.

By:	/s/ David R. Little
David R. Little
Chairman of the Board, President and
Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of DXP Enterprises, Inc., hereby severally constitute and appoint David R. Little and Mac McConnell, and each of them singly (with full power to each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

/s/ David R. Little David R. Little	Chairman of the Board, President and Chief Executive Officer, Director (Principal Executive Officer)	August 19, 2016

/s/ Mac McConnell Mac McConnell	Senior Vice President/Finance and Chief Financial Officer (Principal Financial and Accounting Officer)	August 19, 2016

/s/ Cletus Davis Cletus Davis	Director	August 19, 2016

/s/ Timothy P. Halter Timothy P. Halter	Director	August 19, 2016

/s/ David Patton David Patton	Director	August 19, 2016

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1	Form of Common Stock certificate (incorporated by reference to Exhibit 4.3 to the Company’s Registration Statement on Form S-8 (Reg. No. 333-61953), filed with the Commission on August 20, 1998).

4.2	Restated Articles of Incorporation, as amended (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-8 (Reg. No. 333-61953), filed with the Commission on August 20, 1998).

4.3	Bylaws (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-4 (Reg. No. 333-10021), filed with the Commission on August 12, 1996).

4.4	Amendment No. 1 to Bylaws of DXP Enterprises, Inc. (incorporated by reference to Exhibit A to the Company’s Current Report on Form 8-K, filed with the SEC on July 28, 2011 (File No. 000-21513; Film No. 11993858)).

5.1*	Opinion of Norton Rose Fulbright US LLP regarding legality of securities being registered

23.1*	Consent of Hein & Associates LLP, independent registered public accounting firm

23.2*	Consent of Grant Thornton LLP, independent registered public accounting firm

23.3*	Consent of Norton Rose Fulbright US LLP (contained in Exhibit 5.1)

24.1*	Power of Attorney (included as part of signature page to this Registration Statement)

99.1*	DXP Enterprises, Inc. 2016 Omnibus Incentive Plan

99.2*	Form of DXP Enterprises, Inc. Restricted Stock Award Agreement

*	Filed herewith.